UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 30, 2008
(Date of earliest event reported)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On October 3, 2008, HealthMarkets, Inc. (the “Company”) announced the appointment of Steven P. Erwin as the Company’s Executive Vice President and Chief Financial Officer, effective September 30, 2008.
Before joining the Company, Mr. Erwin, 65, served as Senior Vice President and Chief Financial Officer of 21st Century Insurance Group, a direct-to-consumer auto insurance company, from 2006 to 2007. Prior to that, Mr. Erwin served as Executive Vice President and Chief Financial Officer of Health Net, Inc., a Fortune 200 managed care company, from 1998 — 2002. Earlier in his career, Mr. Erwin served as Executive Vice President and Chief Financial Officer of U.S. Bancorp, a Fortune 500 bank holding company, from 1994 — 1997, and held several other senior financial management positions with other financial institutions.
(e) The Company entered into an employment agreement with Mr. Erwin dated September 30, 2008. The terms of the employment agreement include the following:
•	An initial employment term of three years that will automatically renew for successive one-year terms unless either party notifies the other that it does not wish to renew the agreement;

•	An annual base salary of at least $500,000;

•
With respect to the first 12 months of his employment, a guaranteed bonus of $500,000, with $166,666.67 paid in December 2008 (the “First Installment”) and $333,333.33 paid in September 2009 (the “Second Installment”). $83,333.34 of the First Installment and $166,666.66 of the Second Installment will be delivered to Mr. Erwin in the form of shares of the Company’s Class A-1 Common Stock based on their “Fair Market Value” (as defined in the employment agreement), and the balance will be payable in cash;

•
For the Company’s 2009 fiscal year, eligibility for a target bonus opportunity of 100% of base salary and a maximum bonus opportunity of not less than 200% of base salary, with the actual bonus for such fiscal year, if any, reduced by $333,333.33 (to account for portions of the year covered by the first year guaranteed bonus), provided that in no event shall Mr. Erwin be required to return any portion of the first year guaranteed bonus if the 2009 fiscal year actual bonus is less than $333,333.33;

•
For the Company’s 2010 fiscal year and following fiscal years that commence during the term of the employment agreement, eligibility for a target bonus opportunity of 100% of base salary and a maximum bonus opportunity of not less than 200% of base salary;

•
Eligibility for an annual long-term incentive award with a target value of not less than $100,000, provided that Mr. Erwin’s initial long-term incentive award will have a target value of $133,000. The long-term incentive award will become earned based on achievement of performance targets, will be granted to him, subject to achieving such performance targets, after the completion of the applicable fiscal year and will vest in three equal annual installments on each of the first three anniversaries of his start date occurring after the end of the applicable fiscal year performance period (for example, if the performance goals are met with respect to the Company’s 2009 fiscal year, he will be granted an award in January, 2010, which will vest in three equal annual installments in September, 2010, September, 2011 and September, 2012) and will become payable on the third anniversary of his start date occurring after the applicable fiscal year performance period. His outstanding long-term incentive awards will vest in full upon a “Change of Control” (as defined in the employment agreement) and will, in certain cases, be paid to him upon such Change of Control;

•
Eligibility to participate in the Company’s equity and long-term incentive plans and programs as well as any employee benefit plans and perquisites programs provided from time to time to similarly situated employees; and

•	Relocation benefits of $75,000 and up to 180 days of temporary living expenses;
In addition, Mr. Erwin has agreed to purchase, by no later than September 30, 2008, $250,000 in common stock of the Company at a purchase price of $24.00 per share. Subject to making this investment, Mr. Erwin will be granted an option to purchase 175,000 shares of the Company’s Class A-1 Common Stock pursuant to the Company’s 2006 Management Stock Option Plan and a separate Nonqualified Stock Option Agreement, in the form filed herewith as Exhibit 10.2 to this Form 8-K. 150,000 of Mr. Erwin’s options (the “Time-Based Options”) will vest in installments, with one-third of the Time-Based Options (50,000) vesting on the first anniversary of the effective date of the Nonqualified Stock Option Agreement, and the remainder of Time-Based Options (100,000) vesting in equal quarterly installments thereafter until the third anniversary of the effective date of the Nonqualified Stock Option Agreement. 25,000 of Mr. Erwin’s options (the “Performance-Based Options”) will vest upon the achievement by Blackstone Management Associates IV L.L.C., DLJ Merchant Banking Partners IV, L.P. and GS Maverick Co. and their respective affiliates of certain return-based goals on their investments in the Company, in each case, subject to his continued employment through the vest date (subject to earlier vesting in the case of certain qualifying terminations). The exercise price of Mr. Erwin’s options is $24.00 per share.
If Mr. Erwin’s employment is terminated by the Company without “Cause” (as defined in the employment agreement) or by Mr. Erwin for “Good Reason” (as defined in the employment agreement), subject to his execution and non-revocation of a release of claims, Mr. Erwin would be entitled to receive the following:
•	An amount equal to the sum of (i) one times his annual base salary in effect at the time of termination and (ii) one times the product of (A) the base salary in effect at the time of termination and (B) the target bonus percentage for the year of termination of employment, generally payable in equal installments over the one-year period following termination of employment in accordance with the Company’s regular payroll schedule;

•
if the termination occurs after the last day of the first quarter of any fiscal year, a pro-rata bonus, based upon the achievement of the applicable performance goals and the number of days Mr. Erwin was employed in the applicable performance period;

•
the Time-Based Options that would have vested if Mr. Erwin had remained employed through the first anniversary of the date of termination will vest on the date of termination and all vested Time-Based Options will remain exercisable until the earlier of the expiration of the original term or the first anniversary of the date of termination;

•
the Performance-Based Options will continue to remain outstanding and be eligible to vest until the first anniversary of the date of termination (and will vest if the performance targets are achieved during this time period) and, all vested Performance-Based Options will remain exercisable until the earlier of the expiration of the original term or the first anniversary of the date of vesting (if vesting occurs during the one-year look-forward period); and

•	12 months of continued health care benefit plans, except disability coverage.
Upon a termination of Mr. Erwin’s employment for any reason other than by the Company for Cause or by Mr. Erwin without Good Reason prior to an initial public offering or a Change of Control, Mr. Erwin will have the right to sell such shares owned by him pursuant to his initial equity investment in the Company or delivered to him as part of his first-year guaranteed bonus based on their Fair Market Value at any time during the six-month period following the six month anniversary of his termination of employment. In addition, upon a termination of Mr. Erwin’s employment for any reason prior to an initial public offering or a Change of Control, the Company will have the right to purchase any shares held by Mr. Erwin at Fair Market Value (except in the event of a termination by the Company for Cause, in which case the purchase price will be at the lower of the original cost of the shares or Fair Market Value) at any time following the later of six months following (i) Mr. Erwin’s receipt of such shares or (ii) termination of his employment.
In the event that Mr. Erwin becomes subject to any golden parachute excises taxes under Section 4999 of the Internal Revenue Code, he will be entitled to an additional payments such that he is placed in the same after tax position as if no excise tax had been imposed, except that he will not receive the gross-up payment and the payments will be reduced if the aggregate payments that Mr. Erwin is entitled to receive exceeds by 10 percent or less the maximum amount he could receive without being subject to the excise tax.
While employed by the Company and for one year following his termination of employment, Mr. Erwin will be subject to certain non-competition and non-solicitation restrictions and will be subject to ongoing confidentiality restrictions. If Mr. Erwin breaches the non-compete, the non-solicitation or confidentiality covenants in the agreement, the Company will not be obligated to make additional payments of the cash severance or the long-term incentive award described above and will not be obligated to provide him and his eligible dependents with any continued health care benefits and he will be required to pay back to the Company any cash severance amounts, long-term incentive awards or option rights previously paid to him.
The foregoing summary is qualified in its entirety by reference to the employment agreement and the Nonqualified Stock Option Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of September 30, 2008, between HealthMarkets, Inc. and Steven P. Erwin.

10.2	Nonqualified Stock Option Agreement, dated as of September 30, 2008, between HealthMarkets, Inc. and Steven P. Erwin.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ Peggy G. Simpson
	Name:	Peggy G. Simpson
	Title:	Secretary

Dated: October 3, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 30, 2008, between HealthMarkets, Inc. and Steven P. Erwin.

10.2	Nonqualified Stock Option Agreement, dated as of September 30, 2008, between HealthMarkets, Inc. and Steven P. Erwin.